Press Release	Contacts:
www.aig.com	Quentin McMillan (Investors): quentin.mcmillan@aig.com
Claire Talcott (Media): claire.talcott@aig.com

AIG Announces Early Results and Upsizing of Its Tender Offer for Debt Securities

NEW YORK – December 13, 2024 – American International Group, Inc. (NYSE: AIG) today announced the results of its previously announced 12 separate offers (the “Offers”) to purchase for cash the notes of the series listed in the table below (collectively, the “Notes”) and that it has amended the Offers by increasing the applicable Maximum Purchase Consideration from $750 million to $1.16 billion. The Offers were made pursuant to AIG’s Offer to Purchase, dated December 6, 2024 (the “Offer to Purchase”), which sets forth a more comprehensive description of the terms and conditions of each Offer, and the accompanying notice of guaranteed delivery (the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Tender Offer Documents”). Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.
The Offers expired at 5:00 p.m. (Eastern time) on December 12, 2024 (the “Expiration Date”). The Initial Settlement Date will be December 16, 2024 and the Guaranteed Delivery Settlement Date will be December 18, 2024.
According to information provided by Global Bondholder Services Corporation, the Information Agent and Tender Agent in connection with the Offers, $2,019,902,000.00 combined aggregate principal amount of the Notes were validly tendered prior to or at the Expiration Date and not validly withdrawn. In addition, $19,333,000.00 combined aggregate principal amount of Notes were tendered pursuant to the Guaranteed Delivery Procedures (as defined in the Offer to Purchase) and remain subject to the Holders’ performance of the delivery requirements under such procedures. The table below provides certain information about the Offers, including the aggregate principal amount of each series of Notes validly tendered and not validly withdrawn prior to the Expiration Date and the aggregate principal amount of Notes reflected in Notices of Guaranteed Delivery delivered at or prior to the Expiration Date pursuant to the Tender Offer Documents.

Acceptance Priority Level(1)	Title of Security	CUSIP/ISIN	Principal Amount Outstanding (millions)	Total Consideration(1)	Principal Amount Tendered(2)	Principal Amount Accepted(2)	Principal Amount Reflected in Notices of Guaranteed Delivery
1	8.175% Series A-6 Junior Subordinated Debentures Due 2058	026874BS5 / US026874BS54	$162.2	$1,172.61	$15,247,000	$15,247,000	$395,000
2	6.820% Notes Due 2037	026874CW5 / US026874CW57	$143.4	$1,145.44	$64,925,000	$64,925,000	—
3	6.250% Notes Due 2036	026874AZ0 / US026874AZ07	$584.3	$1,097.90	$299,076,000	$299,076,000	$518,000

4	6.250% Series A-1 Junior Subordinated Debentures Due 2037	026874BE6 / US026874BE68	$37.7	$1,008.06	$16,765,000	$16,765,000	—
5	5.750% Series A-9 Junior Subordinated Debentures Due 2048	026874DM6 / US026874DM66	$750.0	$1,008.66	$308,588,000	$308,588,000	$5,305,000
6	4.800% Notes Due 2045	026874DF1 / US026874DF16	$750.0	$926.11	$313,180,000	$313,180,000	$4,376,000
7	4.750% Notes Due 2048	026874DL8 / US026874DL83	$1,000.0	$915.84	$578,924,000	—	$7,072,000
8	4.700% Notes Due 2035	026874DE4 / US026874DE41	$222.7	$963.33	$58,680,000	$58,680,000	$490,000
9	4.500% Notes Due 2044	026874DA2 / US026874DA29	$746.6	$892.11	$204,513,000	—	$1,167,000
10	4.375% Notes Due 2055	026874DB0 / US026874DB02	$246.4	$805.74	$57,733,000	$57,733,000	—
11	4.250% Notes Due 2029	026874DN4 / US026874DN40	$191.8	$980.68	$35,028,000	—	—
12	4.200% Notes Due 2028	026874DK0 / US026874DK01	$341.0	$987.67	$67,243,000	—	$10,000

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(1)     The Total Consideration for each series of Notes (such consideration, the “Total Consideration”) payable per each $1,000 principal amount of such series of Notes validly tendered for purchase.
(2)    The amounts exclude the principal amounts of Notes for which Holders have complied with certain procedures applicable to guaranteed delivery pursuant to the Guaranteed Delivery Procedures. Such amounts remain subject to the Guaranteed Delivery Procedures. Notes tendered pursuant to the Guaranteed Delivery Procedures are required to be tendered at or prior to 5:00 p.m., New York City time, on December 16, 2024.

Overall, $1,134,194,000.00 combined aggregate principal amount of Notes have been accepted for purchase (excluding Notes delivered pursuant to the Guaranteed Delivery Procedures). The Maximum Purchase Condition (after giving effect to the increase described above) has been satisfied with respect to the Offers in respect of the series of Notes with Acceptance Priority Levels of 1-6, 8 and 10. Accordingly, all Notes of those series that have been validly tendered and not validly withdrawn at or prior to the Expiration Date have been accepted for purchase. AIG has not accepted any Notes with Acceptance Priority Levels 7, 9 and 11-12 (as indicated in the table above) and will promptly return all validly tendered Notes of such series to the respective tendering Holders.
Upon the terms and subject to the conditions set forth in the Tender Offer Documents, Holders whose Notes have been accepted for purchase in the Offers will receive the applicable Total Consideration for each $1,000 principal amount of such Notes in cash on the Initial Settlement Date or Guaranteed Delivery Settlement Date. In addition to the applicable Total Consideration, Holders whose Notes are accepted for purchase will be paid the Accrued Coupon Payment. Interest will cease to accrue on the Initial Settlement Date for all Notes accepted in the Offers, including those tendered through the Guaranteed Delivery Procedures.

AIG has retained BofA Securities, Inc. and Citigroup Global Markets Inc. as the Lead Dealer Managers. Global Bondholder Services Corporation is the Information Agent and Tender Agent. For additional information regarding the terms of the tender offer, please contact: BofA Securities, Inc. at (888) 292-0070 (toll-free) or (980) 387-3907 or Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect). Requests for documents and questions regarding the tendering of Notes may be directed to Global Bondholder Services Corporation by telephone at (212) 430-3774 (for banks and brokers only) and 855-654-2014 (for all others toll-free), by email at contact@gbsc-usa.com or to the Lead Dealer Managers at their respective telephone numbers. Copies of the Offer to Purchase and the Notice of Guaranteed Delivery are available at https://www.gbsc-usa.com/AIG/.
This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities. The Offers were made only by and pursuant to the terms of the Offer to Purchase and only to such persons and in such jurisdictions as is permitted under applicable law. The information in this press release is qualified by reference to the Offer to Purchase.

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Certain statements in this press release, including those describing the completion of the Offers, constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout AIG’s periodic filings with the SEC pursuant to the Securities Exchange Act of 1934.
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About AIG

American International Group, Inc. (NYSE: AIG) is a leading global insurance organization. AIG provides insurance solutions that help businesses and individuals in approximately 190 countries and jurisdictions protect their assets and manage risks through AIG operations and network partners. For additional information, visit www.aig.com. This website with additional information about AIG has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

AIG is the marketing name for the worldwide operations of American International Group, Inc. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries and jurisdictions, and coverage is subject to underwriting requirements and actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.

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